As filed with the Securities and Exchange Commission on January 14, 1999

                                                    Registration No. 333-18781

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-3
                         Post-Effective Amendment No. 2
                                       To
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                            Trex Medical Corporation
             (Exact name of registrant as specified in its charter)

      Delaware                                         06-1439626
(State or other   jurisdiction of           (IRS Employer Identification Number)
 incorporation or organization)


                               37 Apple Ridge Road
                           Danbury, Connecticut 06810
                                 (203) 207-4500
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Sandra L. Lambert, Secretary
                            Trex Medical Corporation
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                  P.O. Box 9046
                        Waltham, Massachusetts 02454-9046
                                 (781) 622-1000
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             Seth H. Hoogasian, Esq.
                                 General Counsel
                            Trex Medical Corporation
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                  P.O. Box 9046
                        Waltham, Massachusetts 02454-9046
                                 (781) 622-1000
                            ----------------------

      Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement has become effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. []

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.  [   ]

                            ----------------------


      This post-effective amendment removes from registration any of the securities which remained unsold as of the date of the filing of this post-effective amendment. The registration is hereby terminated.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on this 14th day of January, 1999.
                                   TREX MEDICAL CORPORATION


                                   By:  /s/ William J. Webb
                                        William J. Webb
                                        President and Chief Executive Officer

Signature                     Title                              Date
                              President and Chief               January 14, 1999
/s/ William J. Webb           Executive Officer (Principal
William J. Webb               Executive Officer)


/s/ Theo Melas-Kyriazi        Chief Financial Officer           January 14, 1999
Theo Melas-Kyriazi            (Principal Financial Officer)

/s/ Paul F. Kelleher*         Chief Accounting Officer          January 14, 1999
Paul F. Kelleher              (Principal Accounting Officer)

/s/ Gary S. Weinstein*        Chairman of the Board and         January 14, 1999
Gary S. Weinstein             Director

/s/ Dr. Elias P. Gyftopoulos* Director                          January 14, 1999
Dr. Elias P. Gyftopoulos

_____________________________ Director                          January __, 1999
John T. Keiser

/s/ Dr. James W. May, Jr.*    Director                          January 14, 1999
Dr. James W. May, Jr.

/s/ Hutham S. Olayan*         Director                          January 14, 1999
Hutham S. Olayan

/s/ Firooz Rufeh*             Director                          January 14, 1999
Firooz Rufeh

*By: /s/ Seth H. Hoogasian
    Seth H. Hoogasian
    Attorney-in-Fact